UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported) May 10, 2014


                           PINGIFY INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-179505
                            (Commission File Number)

                                   33-1223130
                        (IRS Employer Identification No.)

   Suite 2020 (Scotia Place, Tower 1), 10060 Jasper Ave. Edmonton, AB, T5J 1V9
              (Address of principal executive offices and Zip Code)

                             Telephone (780)628-6867
               Registrant's telephone number, including area code

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 13, 2012 Pingify International, Inc. signed an agreement with Beyond.com, a premier Career Network focused on helping people grow and succeed professionally by connecting job seekers and employers through 70 unique career channels and 3,000 industry and regional communities. The basic terms of the agreement were as follows:

     1.   Beyond.com will pay PINGIFY INTERNATIONAL INC. $.05 per click.
     2. Beyond.com, at its discretion, may raise or lower this daily cap at any time by delivering notice to Client through electronic means.
     3. Beyond.com would provide API access to PINGIFY INTERNATIONAL INC. to integrate into PINGIFY INTERNATIONAL INC.'s job search results.
     4. Beyond.com will provide one or more API keys to track unique registrations from PINGIFY INTERNATIONAL INC.
     5. Total clicks will be tracked by Pingify. All monthly payments will be delivered monthly and will be based on Pingify's tracking information.
     6. Either party may terminate for any reason with 24 hours' notice through electronic or written communication.

In accordance with the terms of the Agreement dated March 1, 2012 between Pingify International, Inc. and Beyond.com, on May 9, 2014 Beyond.com gave written notice to Pingify International, Inc. that they were terminating the Agreement due to the fact that Pingify International did not generate any leads.

There has been no revenue generated from the Beyond.com Agreement as of May 10, 2014.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINGIFY INTERNATIONAL INC.


/s/ Jason Gray
------------------------------
Jason Gray
President & Director

May 12, 2014

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